NationsBank Corporation
      Charlotte, NC 28255
      Tel 704 386-5000


      Pricing Supplement No. 0193 Dated   Rule 424(b)(2)
      May 20, 1998 (To Prospectus dated   File number:33-63097
      December 19, 1996 and Prospectus
      Supplement dated January 08, 1998)

      Senior Medium-Term Notes, Series G
      Due Nine Months or More From Date of Issue


      Principal Amount:                      $  25,000,000.00
      Issue Price:            100.000   %    $  25,000,000.00
      Commission or Discount:  0.02459   %   $       6,147.50
      Proceeds to Company:     99.97541  %   $  24,993,852.50

      Agent:                   Chase Securities Inc., as Agent

      Original Issue Date:     May 26, 1998
      Stated Maturity Date:    February 26, 2004

      Cusip #:                 63858R-FA-4

      Form:                    Book entry only

      Interest Rate:           Floating
      Base rate:               LIBOR Telerate Page 3750


      Index maturity:          90 days


      Spread:                  + 12.5 bps

      Initial Interest Rate:   5.82422


      Interest Reset Period:   Quarterly, commencing on August 26, 1998

      Interest Reset Dates:     26th of February, May, August
                                and November

      Interest Determination Date:  Two London Banking Days preceding the Reset Date

      Interest Payment Dates:       26th of February, May, August and
                                    November, commencing on August 26, 1998


      May the Notes be redeemed by the company prior to
      maturity?                                                    No
      May the notes be repaid prior to maturity at the option
      of the holder?                                               No
      Discount Note?                                               No